AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1996
                                                          REGISTRATION NO. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                   METROMEDIA INTERNATIONAL GROUP, INC.
         (Exact name of Registrant as specified in its charter)


           DELAWARE                                         59-0971455
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                        945 EAST PACES FERRY ROAD
                               SUITE 2210
                         ATLANTA, GEORGIA  30326
                             (404) 261-6190

(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)


                             ARNOLD L. WADLER
           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   METROMEDIA INTERNATIONAL GROUP, INC.
                           C/O METROMEDIA COMPANY
                           ONE MEADOWLANDS PLAZA
                      EAST RUTHERFORD, NEW JERSEY 07073
                              (201) 531-8000

       (Name, address, including zip code, and telephone number, including area code of agent for service)

                          COPIES OF COMMUNICATIONS TO:


          JAMES M. DUBIN, ESQ.                          MEL ZIONTZ, ESQ.
PAUL, WEISS, RIFKIND, WHARTON & GARRISON        ROSENFELD, MEYER & SUSMAN, LLP
      1285 AVENUE OF THE AMERICAS                    9601 WILSHIRE BOULEVARD
    NEW YORK, NEW YORK  10019-6064                          SUITE 444
            (212) 373-3000                      BEVERLY HILLS, CALIFORNIA 90210
                                                         (310)  858-7000



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

    If the securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE

            TITLE OF SHARES                AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM     AMOUNT OF REGISTRATION
           TO BE REGISTERED                 REGISTERED        OFFERING PRICE PER      AGGREGATE OFFERING            FEE (1)
                                                                   SHARE (1)               PRICE (1)

Common Stock, $1.00 par value per share      2,281,364             $16.50                 $37,642,506            $7,529.00

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on June 14, 1996 as reported on the American Stock Exchange.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                         2,281,364 SHARES


               METROMEDIA INTERNATIONAL GROUP, INC.


                           COMMON STOCK



    The 2,281,364 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Metromedia International Group, Inc. (the "Company") offered hereby are being offered for the account of The Samuel Goldwyn, Jr. Family Trust (the "Selling Stockholder"). The Company will not receive any proceeds from the sale of such securities. See "Selling Stockholder."

    The Selling Stockholder may sell the Shares offered hereby from time to time on the American Stock Exchange and the Pacific Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed, through negotiated transactions or otherwise (including private sales) at market prices prevailing at the time of the sale or at negotiated prices. The Selling Stockholder directly, or through agents designated from time to time, or through underwriters, brokers or dealers also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. Such underwriters, brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to underwriters, brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder. See "Plan of Distribution."

    The Common Stock of the Company is listed on the American Stock Exchange and the Pacific Stock Exchange under the trading symbol "MMG." On June 14, 1996, the last reported sale price of the Company's Common Stock on the American Stock Exchange was $16.50 per share.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE
                     CONTRARY IS A CRIMINAL OFFENSE.






              The date of this Prospectus is June 20, 1996.

   No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                       AVAILABLE INFORMATION

   Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto (the "Form S-3 Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the American Stock Exchange and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.


          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents heretofore filed by the Company with the Commission (File No. 1-5706) are incorporated by reference into this Prospectus and made a part hereof:

       (1)The Company's Annual Report on Form 10-K for the year ended December 31, 1995, Form 10-K/A Amendment No. 1 filed on April 29, 1996 and Form 10-K/A Amendment No. 2 filed May 30, 1996, amending the Company's Form 10-K for the year ended December 31, 1995.

       (2)The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

       (3)The Company's Current Report on Form 8-K dated January 31, 1996.

       (4)The Company's Current Report on Form 8-K dated April 29, 1996.

       (5)The Consolidated Financial Statements and related schedules of The Actava Group Inc. (now known as the Company) included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of The Actava Group Inc. (now known as the Company), as amended by Form 10-K/A Amendment No. 1, filed on April 20, 1995 and Form 10-K/A Amendment No. 2, filed on July 13, 1995.

       (6)The Company's Registration Statement on Form S-3 (Registration No. 333-03353) filed with the Commission on May 8, 1996, as amended.

       (7)The description of the Company's Common Stock contained in its registration statement on Form 8-A, as filed with the Commission on November 1, 1995, including any amendment or report filed for the purpose of amending such description (File No. 1-5706).

   Also incorporated by reference into this Prospectus is the following document filed by the Company with the Commission:

       Registration Statement on Form S-4 (Registration No. 333-05049) declared effective by the Commission on June 3, 1996, which includes the Proxy Statement/Prospectus (the "Form S-4 Registration Statement") with respect to a special meeting of stockholders of The Samuel Goldwyn Company relating to approval of the merger of SGC Merger Corp., a newly formed, wholly-owned subsidiary of the Company with and into The Samuel Goldwyn Company, and all subsequent amendments thereof, but EXCLUDING the material set forth under the following captions:

       "Summary Information-Opinions of Financial Advisors,"

       "Proposal No. 1-The Goldwyn Merger-Opinion of Financial Advisors"

       "Appendix B-Fairness Opinion of Donaldson, Lufkin & Jenrette Securities Corporation."

       "Appendix C-Fairness Opinion of Furman Selz LLC."

   In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

   The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). Any such request should be directed to Secretary, Metromedia International Group, Inc., c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, New Jersey 07073, telephone (201) 531-8000.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain statements in or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact demand for the Company's products and services; industry capacity, which tends to increase during strong years of the business cycle; changes in public taste, industry trends and demographic changes, which may influence the exhibition of films in certain areas; competition from other entertainment and communications companies, which may affect the Company's ability to generate revenues; political, social and economic conditions and laws, rules and regulations, particularly in Eastern Europe, the former Soviet Republics and other emerging markets, which may affect the Company's results of operations; timely completion of construction projects for new systems for the joint ventures in which the Company has invested, which may impact the costs of such projects; developing legal structures in Eastern Europe, the former Soviet Republics and other emerging markets which may affect the Company's results of operations; cooperation of local partners for the Company's communications investments in Eastern Europe and the former Soviet Republics; exchange rate fluctuations; license renewals for the Company's investments in Eastern Europe and the former Soviet Republics; the loss of any significant customers; changes in business strategy or development plans, which may, among other things, prolong the time it takes to achieve the performance results included herein; the significant indebtedness of the Company, including the Company's ability to service its indebtedness and to comply with certain restrictive covenants; quality of management; availability of qualified personnel; changes in, or the failure to comply with, government regulations; and other factors referenced in this Prospectus.

                               THE COMPANY

GENERAL

   The  Company  was  organized  in  1929  under   Pennsylvania   law  and  was
reincorporated in 1968 under Delaware law. On July 19, 1993, the Company changed its name from Fuqua Industries, Inc. to The Actava Group Inc., and on November 1, 1995, changed its name from The Actava Group Inc. to its present name, Metromedia International Group, Inc. The Company's principal executive offices are located at 945 East Paces Ferry Road, Suite 210, Atlanta, Georgia 30326, and its telephone number is (404) 261-6190.

   The Company is a global entertainment, media and communications company with continuing operations currently in two business groups. Through its Entertainment Group, the Company is engaged primarily in the development, production, acquisition, exploitation and worldwide distribution in all media of motion pictures, television programming and other filmed entertainment product. It has an extensive film library of over 1,200 titles, including the Academy-Award winning titles, DANCES WITH WOLVES, SILENCE OF THE LAMBS AND PLATOON. Through its Communications Group, the Company owns interests in and participates along with local partners in the management of joint ventures which operate wireless cable television systems, radio stations, paging systems, an international toll calling service and trunked mobile radio services in certain countries in Eastern Europe and certain of the former Soviet Republics. The Company also owns two non-strategic assets: Snapper Power Equipment Company ("Snapper"), which manufactures and sells lawn and garden equipment and its investment in Roadmaster Industries Inc. ("Roadmaster"). For accounting purposes, Snapper and the Company's investment in Roadmaster have been classified as assets held for disposition. The Company is actively exploring a sale of Snapper. Roadmaster, a NYSE-listed company, is a leading sporting goods manufacturer of which the Company owns approximately 38% of the outstanding shares. As the Company has disclosed in Amendment No. 1 to its Schedule 13D relating to Roadmaster filed with the Commission on March 1, 1996, the Company intends to dispose of its investment in Roadmaster during 1996.


                              RECENT DEVELOPMENTS

THE SAMUEL GOLDWYN COMPANY

   On January 31, 1996, the Company entered into an Agreement and Plan of Merger with The Samuel Goldwyn Company, a Delaware corporation ("Goldwyn") (as amended, the "Goldwyn Merger Agreement"), pursuant to which a newly-formed, wholly-owned subsidiary of the Company ("SGC Mergerco") will merge with and into Goldwyn (the "Goldwyn Merger"). The acquisition of Goldwyn will expand the Entertainment Group by adding a valuable library of over 850 film and television titles, including numerous Hollywood classics and more recent critically acclaimed films, and what the Company believes is the leading specialized theatre circuit in the United States with 140 screens.

   The Goldwyn Merger Agreement provides that upon consummation of the Goldwyn Merger, Goldwyn's stockholders (the "Goldwyn Stockholders") will receive $5.00 worth of Common Stock for each share of Goldwyn common stock, provided that the average closing price of the Common Stock over the 20 consecutive trading days ending five days prior to the meeting (the "Meeting") of the Goldwyn Stockholders held to vote upon the Goldwyn Merger (the "Average Closing Price") is between $12.50 and $16.50. If the Average Closing Price over such period is less than $12.50 such Average Closing Price will be deemed to be $12.50 and Goldwyn Stockholders will receive .4 shares of Common Stock for each share of Goldwyn common stock, and if the Average Closing Price over such period is greater than $16.50, such Average Closing Price will be deemed to be $16.50 and Goldwyn Stockholders will receive .3030 shares of Common Stock for each share of Goldwyn common stock. The consummation of the Goldwyn Merger is subject to, among other things, the approval of the Goldwyn Stockholders. The shares of Common Stock to be received by the Selling Stockholder in the Goldwyn Merger are being offered by this Prospectus.

   The Goldwyn Merger is described more fully in the Company's Current Report on Form 8-K dated January 31, 1996 and in the Proxy Statement/Prospectus included in the Form S-4 Registration Statement, and any subsequent amendment thereto, regarding the special meeting of Goldwyn's stockholders to be held with respect to the Goldwyn Merger. All or a portion of such documents are incorporated by reference into this Prospectus, and copies are available upon request to the Company. See "Incorporation of Certain Documents By Reference."

   The date and time when the Goldwyn Merger is to be consummated is referred to herein as the "Effective Time."

MOTION PICTURE CORPORATION OF AMERICA

   On May 17, 1996, the Company entered into an agreement (the "MPCA
Acquisition Agreement") to acquire Motion Picture Corporation of America ("MPCA") (the "MPCA Acquisition"). MPCA is an independent film production company which focuses on producing and acquiring commercially marketable films featuring popular actors at substantially less than average industry cost. MPCA is headed by Bradley Krevoy and Steven Stabler, who have produced low budget, profitable movies like the film DUMB AND DUMBER, which cost a reported $16 million to produce and grossed a reported total of approximately $250 million, and THREESOME, which cost a reported $3.5 million to produce and grossed a reported total of $60 million. The acquisition price for the MPCA Acquisition is approximately $27.5 million of Common Stock (approximately 1,666,667 shares assuming a closing price of $16.50 as reported by the AMEX on June 14, 1996), up to $5.0 million of cash and the assumption of certain indebtedness (approximately $10.0 million at March 31, 1996). Consummation of the MPCA Acquisition remains subject to certain conditions.


                              SELLING STOCKHOLDER

   Prior to the Effective Time, the Selling Stockholder beneficially owned approximately 60.2% of the outstanding voting stock of Goldwyn. In addition, prior to the Effective Time, Samuel Goldwyn, Jr., the trustee of the Selling Stockholder, was a director and executive officer of Goldwyn. It is a condition to the consummation of the Goldwyn Merger that Mr. Goldwyn be employed as Chairman of the surviving corporation of the Goldwyn Merger. In addition, prior to the Effective Time, pursuant to the Goldwyn Merger Agreement and that certain Option Agreement, dated as of April 13, 1993, by and among Goldwyn, Samuel Goldwyn, Jr. and the Selling Stockholder, Goldwyn intends to exercise its option to issue (the "Goldwyn Put") 875,000 shares of Goldwyn common stock to the Selling Stockholder. After exercise of the Goldwyn Put, the Selling Stockholder will beneficially own 5,986,261 shares of Goldwyn common stock, or approximately 64.0% of the outstanding common stock of Goldwyn. Pursuant to the Goldwyn

Merger Agreement, all of the shares of Goldwyn common stock held by the Selling Stockholder will be converted into the Shares. At the Effective Time, assuming an Average Closing Price of $13.12 the Selling Stockholder will beneficially own 2,281,364 shares of Common Stock, which are being registered on this Registration Statement.


                           PLAN OF DISTRIBUTION

   The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the American or the Pacific Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold pursuant to one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by an underwriter, a broker or a dealer as principal and resale by such underwriter, broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; (e) through the writing of options on the Shares; and
(f) directly or through brokers or agents in private sales at negotiated prices. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the 1933 Act under certain circumstances. In effecting sales, underwriters, brokers or dealers engaged by the Selling Stockholder and/or purchasers of the Shares may arrange for other underwriters, brokers or dealers to participate. Underwriters, brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus.

   The Company will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder.

   The Selling Stockholder and any underwriter, broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the 1933 Act. Pursuant to a registration rights agreement, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the 1933 Act.

                               LEGAL MATTERS

   The validity of the Common Stock and certain other legal matters in connection with this Offering will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.


                                 EXPERTS

   The consolidated financial statements and related schedules for Metromedia International Group, Inc. as of December 31, 1995 and February 28, 1995 and for the year ended December 31, 1995, and for each of the years in the two-year period ended February 28, 1995 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified accountants incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and related schedules of The Actava Group Inc. appearing in The Actava Group Inc. Annual Report on Form 10-K for the year ended December 31, 1994 as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and related schedules are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and related schedules of The Samuel Goldwyn Company as of March 31, 1996 and 1995 and for the three years ended March 31, 1996, appearing in The Samuel Goldwyn Company Annual Report on Form 10-K for the year ended March 31, 1996 have been incorporated herein in reliance upon the report of Price Waterhouse LLP, independent public accountants, included therein and upon the authority of such firm as experts in accounting and auditing.

   The report of Price Waterhouse LLP on the consolidated financial statements of The Samuel Goldwyn Company as at March 31, 1996 and 1995 and for the three years ended March 31, 1996 contains an explanatory paragraph stating that the possibility that The Samuel Goldwyn Company's credit facility and loan terms may not be extended beyond the June 28, 1996 maturity date raises substantial doubt about its ability to continue as a going concern.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee          7,529
AMEX Additional listing fee                                  - 0 -
Accountant's fees and expenses                              15,000
Legal fees and expenses                                     10,000
Blue Sky fees and expenses                                   2,500
Printing                                                     1,000
Miscellaneous                                                2,500
          Total                                             38,529


   The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. The Company will pay all of the above expenses. The Selling Stockholder will pay its own expenses, including expenses of its own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify its officers and directors against expenses actually and reasonably incurred by them in connection with an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith.

   Section 102(b)(7) of the Delaware Law further provides that a corporation in its certificate of incorporation may eliminate or limit the personal liability of its directors to the corporation or its stockholders for breach of their fiduciary duties in certain circumstances.

   In accordance with Section 145 of the Delaware Law, the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that such officer or director was acting in such capacity to the extent not prohibited by law.

   In addition, as permitted by Section 102(b)(7) of the Delaware Law, the Company's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware Law. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transactions from which a director derived an improper personal benefit. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any such actions involving gross negligence.

   Also, in accordance with the Delaware Law and pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under the Delaware Law.

   The Company has entered into agreements (the "Indemnification Agreements") with certain directors and officers of the Company (the "Indemnified Parties") which require the Company to indemnify each Indemnified Party against, and to advance expenses incurred by each Indemnified Party in the defense of, any claim arising out of his or her employment to the fullest extent permitted under law. The Indemnification Agreements also provide, among other things, for (i) advancement by the Company of expenses incurred by the director or officer in defending certain litigation, (ii) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (iii) the continued maintenance by the Company of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These Indemnification Agreements were approved by the stockholders at the Company's 1993 Annual Meeting of Stockholders.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   The exhibits listed below are filed as part of or incorporated by reference in this Registration Statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified in parentheses. See Index of Exhibits included with the exhibits filed as part of this Registration Statement.

EXHIBIT                                Description                          PAGE
  No.                                                                        No.

2.1               Agreement and Plan of Merger dated as of January 31, 1996 by and among the Registrant, The Samuel Goldwyn and SGC Merger
                  Corp., without disclosure schedules (Exhibit 99.1 to the
                  Current Report on Form 8-K dated January 31, 1996).  The
                  Registrant agrees to furnish a copy of any omitted schedule supplementally to the Commission upon request.
2.2               Amendment No. 1 to Agreement and Plan of Merger, dated as of
                  May 29, 1996, by and among the Registrant, The Samuel Goldwyn
                  Company and SGC Merger Corp. (Exhibit 2.5 to Registration
                  Statement on Form S-4 (Registration No. 333-05049)).
2.3               Agreement and Plan of Merger, dated as of December 20, 1995,by and among the Registrant, Alliance Entertainment Corp. and
                  Alliance Merger Corp., without disclosure schedules (Exhibit
                  99.1 to the Current Report on Form 8-K dated December 20,
                  1995).  The Registrant agrees to furnish a copy of any omitted schedule supplementally to the Commission upon request.
2.4               Termination and Release Agreement dated April 29, 1996 by and among the Registrant, Alliance Merger Corp., and Alliance
                  Entertainment Corp.(Exhibit 99.2 to the Current Report on Form
                  8-K dated April 29, 1996)
4.1               Restated Certificate of Incorporation of the Registrant
                  (Exhibit 3(a) to Registration Statement on Form S-3
                  (Registration No. 33-63853)).
4.2               Restated By-laws of the Registrant (Exhibit 3(b) to
                  Registration Statement on Form S-3 (Registration
                  No. 33-63853)).
4.3*              Registration Rights Agreement, dated as of June 20, 1996,
                  between the Registrant and the Selling Stockholder.
5**               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Securities being registered.
23.1*             Consent of KPMG Peat Marwick LLP regarding the Registrant.
23.2*             Consent of Ernst & Young LLP regarding the Registrant.
23.3*             Consent of Price Waterhouse LLP regarding Goldwyn.
23.4*             Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5 hereto).
24*               Power of Attorney (included on page II-6 of this Registration
                  Statement)
______________
   * Filed herewith.
   ** To be filed by amendment.


B.  FINANCIAL STATEMENT SCHEDULES

   Financial Statement Schedules have been omitted because they are not applicable or not required or because the information has been incorporated by reference.

ITEM 17.  UNDERTAKINGS

   The undersigned Registrant hereby undertakes:

       (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information on the registration statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia.

                             METROMEDIA INTERNATIONAL GROUP, INC.


                             By     /s/  JOHN D. PHILLIPS
                               ----------------------------------
                                       John D. Phillips
                             PRESIDENT AND CHIEF EXECUTIVE OFFICER


Date:  June 20, 1996


                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Silvia Kessel, Arnold L. Wadler and Robert A. Maresca, such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 20th day of June, 1996.

          SIGNATURES                                          TITLE
      /s/ JOHN W. KLUGE                      Chairman of the Board
- -------------------------------
           John W. Kluge

      /s/ STUART SUBOTNICK                   Vice Chairman of the Board
- -------------------------------
           Stuart Subotnick

      /s/ JOHN D. PHILLIPS
- -------------------------------              President and Chief Executive Officer
           John E. Phillips                  Director (Principal Executive Officer)

      /s/ SILVIA KESSEL                      Senior Vice President, Chief Financial Officer
- -------------------------------              and Director (Principal Financial Officer)
          Silvia Kessel

      /s/ ARNOLD L. WADLER                   Senior Vice President, General Counsel and
- -------------------------------              Director
          Arnold L. Wadler


      /s/ ROBERT A. MARESCA                  Senior Vice President (Principal Accounting
- -------------------------------                               Officer)
          Robert A. Maresca

      /s/ JOHN P. IMLAY, JR.                 Director
- -------------------------------
          John P. Imlay, Jr.

      /s/ CLARK A. JOHNSON                   Director
- -------------------------------
          Clark A. Johnson

      /s/ CARL E. SANDERS                    Director
- -------------------------------
          Carl E. Sanders

      /s/ RICHARD J. SHERWIN                 Director
- -------------------------------
          Richard J. Sherwin

      /s/ LEONARD WHITE                      Director
- -------------------------------
          Leonard White

                           INDEX OF EXHIBITS

EXHIBIT                                Description                          PAGE
  No.                                                                        No.

2.1               Agreement and Plan of Merger dated as of January 31, 1996 by and among the Registrant, The Samuel Goldwyn and SGC Merger
                  Corp., without disclosure schedules (Exhibit 99.1 to the
                  Current Report on Form 8-K dated January 31, 1996).  The
                  Registrant agrees to furnish a copy of any omitted schedule supplementally to the Commission upon request.
2.2               Amendment No. 1 to Agreement and Plan of Merger, dated as of
                  May 29, 1996, by and among the Registrant, The Samuel Goldwyn
                  Company and SGC Merger Corp. (Exhibit 2.5 to Registration
                  Statement on Form S-4 (Registration No. 333-05049)).
2.3               Agreement and Plan of Merger, dated as of December 20, 1995,by and among the Registrant, Alliance Entertainment Corp. and
                  Alliance Merger Corp., without disclosure schedules (Exhibit
                  99.1 to the Current Report on Form 8-K dated December 20,
                  1995).  The Registrant agrees to furnish a copy of any omitted schedule supplementally to the Commission upon request.
2.4               Termination and Release Agreement dated April 29, 1996 by and among the Registrant, Alliance Merger Corp., and Alliance
                  Entertainment Corp.(Exhibit 99.2 to the Current Report on Form
                  8-K dated April 29, 1996)
4.1               Restated Certificate of Incorporation of the Registrant
                  (Exhibit 3(a) to Registration Statement on Form S-3
                  (Registration No. 33-63853)).
4.2               Restated By-laws of the Registrant (Exhibit 3(b) to
                  Registration Statement on Form S-3 (Registration
                  No. 33-63853)).
4.3*              Registration Rights Agreement, dated as of June 20, 1996,
                  between the Registrant and the Selling Stockholder.
5**               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Securities being registered.
23.1*             Consent of KPMG Peat Marwick LLP regarding the Registrant.
23.2*             Consent of Ernst & Young LLP regarding the Registrant.
23.3*             Consent of Price Waterhouse LLP regarding Goldwyn.
23.4*             Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5 hereto).
24*               Power of Attorney (included on page II-6 of this Registration
                  Statement)
______________
   * Filed herewith.
   ** To be filed by amendment.

                                                        Exhibit 23.1


                   INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Metromedia International Group, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                                       KPMG Peat Marwick LLP

New York, New York
June 18, 1996

                                                        Exhibit 23.2


                  CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 10, 1996, with respect to the financial statements and schedules of The Actava Group Inc. included in the Registration Statement (Form S-3) and related Prospectus of Metromedia International Group, Inc., dated June 20, 1996 for the registration of shares of its common stock.


                                               /s/ ERNST & YOUNG LLP
                                               --------------------------
                                                   Ernst & Young LLP

Atlanta, Georgia
June 18, 1996

                                                        Exhibit 23.3


                  CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Metromedia International Group, Inc. of our report of May 3, 1995 appearing on page F-2 of The Samuel Goldwyn Company's Annual Report on From 10-K for the year ended March 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page F-21 of The Samuel Goldwyn Company's Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                       Price Waterhouse LLP


Century City, California
June 18, 1996